FIRST AMENDMENT TO MASTER WORK AGREEMENT

THIS FIRST AMENDMENT TO MASTER WORK AGREEMENT is entered into as of February 6, 2007 (this "Amendment"), by and among MPHASE TECHNOLOGIES, INC., a New Jersey corporation ("Company") and VELANKANI COMMUNICATIONS TECHNOLOGIES, INC., a New Jersey corporation ("Contractor").

BACKGROUND

WHEREAS, Company and Contractor have entered into (a) a Master Work Agreement, dated as of September 20, 2004 (the "9/20 Agreement") and (b) a Master Work Agreement, dated as of September 21, 2004 (the "Agreement");

WHEREAS, Company and Contractor acknowledge that (i) the 9/20 Agreement was originally dated September 8, 2004 but was changed to September 20, 2004 upon execution, (ii) certain Annexures to the 9/20 Agreement mistakenly reference the September 8, 2004 date, (iii) the 9/20 Agreement and the Agreement have identical provisions and (iv) for clarification and consistency purposes, the Agreement shall be controlling for all current and future Annexures and the 9/20 Agreement shall be deemed null and void; and

WHEREAS, Company and Contractor have agreed to amend certain provisions of the Agreement on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

2. Amendments to Agreement. The Agreement is hereby amended as follows:

   a. A new Section 7.3 is hereby added to the Agreement to read as follows:

   "7.3 Any Intellectual Property (and any deliverables, including but not limited to any source code, related thereto) in which a Party (hereafter "Owner"), pursuant to the related Statement of Work, has all rights, title and interest, shall not be used in any way (except in connection with delivering Services or performing its obligations under the Agreement) by the other Party without the consent of the Owner."

   b. Article 11 is hereby deleted in its entirety and replaced with the following:

"**Article 11 Indemnification**

11.1 Contractor shall indemnify and hold harmless the Company from any claims, costs, liability, loss or damage whatsoever (including but not limited to attorneys' fees and costs and physical damage to property or injuries to any person) relating to Contractor's performance under this Agreement. Except with respect to third party infringement claims as set forth in Section 11.2, Contractor's maximum liability to Company under this Agreement shall be limited to the aggregate amount of insurance required to be maintained by Contractor as provided under this Agreement.

11.2 In the event of a third party claim or action made or brought on the basis of any alleged or actual infringement or violation of such third party's Intellectual Property rights by the Services, Company shall notify Contractor forthwith and in any case within seven (7) days of knowledge of any such claim, action or allegation. On such claim being raised Contractor shall, at its option:

(i) Secure the right to Company to use any alternate software, hardware and/or services, which are similar to the Software, Hardware and/or Services and suitable to the Company;

(ii) Provide a functional workaround for the Software, Hardware and the Services provided, which is free from such claims and is capable of the use as stipulated in the related Statement of Work;

(iii) Refund the consideration paid under the concerned Statement(s) of Work; or

(iv) In the event of no orders being passed by a Court or other competent authority affecting the use of the Software and/or Hardware by the Company, defend such action or claim.

In any event, Contractor shall assume sole defense of such claim or proceeding and Company shall cooperate, at the cost of the Contractor, in the conduct of such defense. Company shall not enter into any settlement with the third party without the prior written consent of the Contractor. Contractor will indemnify Company against any final judgments against Company relating to any such claim or proceeding. The foregoing indemnity shall not apply if the claim or action by the third party of such infringement as referred to above relates to (i) Company's use of Hardware and Software with any third party software or hardware other than that approved by Contractor or (ii) modifications/improvements on any Software and/or Hardware carried out by Contractor as part of the Services under any Statement of Work where Contractor has neither developed nor supplied the Software/Hardware for which modifications/improvements have been made; or (iii) Contractor complying with the specifications and other written instructions of the Company; or (iv) modifications by the Company or by any person other than the Contractor to any Software or Hardware.

11.3 In no event will either party be liable for any indirect special, incidental or consequential damages either for breach of warranty or for third party claims in respect of the Services rendered during the course of its performance under this Agreement."

Section 15.1 is hereby deleted in its entirety and replaced with the following:

"15.1 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Either party may assign this Agreement in whole or in part, including all rights and obligations to any person without obtaining the consent of the other party if the assignee is a subsidiary of the assigning party or is controlled and/or managed wholly or substantially by the same persons who control and/or manage the assigning party and such subsidiary or other controlled person has a net worth then equal to that of the assigning party in accordance with United States generally accepted accounting principals."

3. Effect on the Agreement. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended herein, the Agreement, each Statement of Work and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party, nor constitute a waiver of any provision of the Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

4. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to any choice or conflict of law provisions thereof.

5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, Company and Contractor have caused their names to be duly signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

MPHASE TECHNOLOGIES, INC.,

By: ______________________

Name: Ronald A Durando

Title: CEO

2/6/07

VELANKANI COMMUNICATION TECHNOLOGIES, INC.

By: ______________________

Name: ~~Raymond Krauchunas~~

Title: Chief ~~Financial~~ Executive Officer

Raj Singh

Feb 6, 2007